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                                                                    Exhibit 2.02

FOR PROFIT

                         CERTIFICATE OF AMENDMENT TO THE
                          ARTICLES OF INCORPORATION OF

                         Brooke Financial Services, Inc.
--------------------------------------------------------------------------------
                              (Name of Corporation)
We,      Robert D. Orr       , President, and         Leland G. Orr            ,
   -------------------------                  ----------------------------------
                                              (Secretary or Assistant Secretary)
Secretary of the above named corporation, a corporation organized and existing under the laws of the State of Kansas, do hereby certify that at a meeting of the Board of Directors of said corporation, the board adopted a resolution setting forth the following amendment to the Articles of Incorporation and declaring its advisability:

RESOLVED, That Article I of the Articles of Incorporation of Brooke Financial Services, Inc. be amended to change the name of this corporation to BROOKE CORPORATION.

RESOLVED, That the Board of Directors recommend and advise that the stockholders consider and approve the proposed amendment at their regularly scheduled annual meeting on January 31, 1987, in accordance with the by-laws of the corporation and the laws of the State of Kansas.






   We further certify that thereafter, pursuant to said resolution, and in accordance with the by-laws of the corporation and the laws of the State of Kansas, the Board of Directors called a meeting of stockholders for consideration of the proposed amendment, and thereafter, pursuant to notice and in accordance with the statutes of the State of Kansas, the stockholders convened and considered the proposed amendment.
   We further certify that at the meeting a majority of the stockholders entitled to vote voted in favor of the proposed amendment.
   We further certify that the amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602, as amended.
   We further certify that the capital of said corporation will not be reduced under or by reason of said amendment.
                                     (over)
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            In Witness Whereof, we have hereunto set our hands and affixed the seal of said corporation this 19th day of May 1987.


                                                     /s/ Robert D. Orr
                                                     ---------------------------
                                                                     President



                                                     /s/ Leland G. Orr
                                                     ---------------------------
                                                                     Secretary


State of                   Kansas
         --------------------------------------------)
County of                  Smith                     )   ss.
         --------------------------------------------)

     Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared Robert D. Orr , President and Leland G. Orr, Secretary of the corporation named in this document, who are known to me to be the same persons who executed the foregoing certificate, and duly acknowledged the execution of the same this 19th day of May 1987.

[SEAL]                                               /s/ John E. Ballhorst
                                                     ---------------------------
                                                                   Notary Public


                           My appointment or commission expires  May 1 , 1989.










                    PLEASE SUBMIT THIS DOCUMENT IN DUPLICATE,
                            WITH $20 FILING FEE, TO:

                               Secretary of State
                               2nd Floor, State Capitol
                               Topeka, KS 66612-1594
                               (913) 2964564